Wynn Resorts Announces Pricing of Private Offering of $800 Million Aggregate Principal Amount of Wynn Resorts Finance 6.250% Senior Notes due 2033

LAS VEGAS, September 10, 2024 (BUSINESS WIRE) — Wynn Resorts, Limited (“Wynn Resorts”) (NASDAQ: WYNN) announced today the pricing by Wynn Resorts Finance, LLC (“Wynn Resorts Finance”) and its subsidiary Wynn Resorts Capital Corp. (“Wynn Resorts Capital” and, together with Wynn Resorts Finance, the “Issuers”), each an indirect wholly-owned subsidiary of Wynn Resorts, of $800 million aggregate principal amount of 6.250% Senior Notes due 2033 (the “Notes”) in a private offering.

Wynn Resorts Finance plans to (a) contribute and/or lend a portion of the net proceeds from the offering to its subsidiary, Wynn Las Vegas, LLC (“Wynn Las Vegas”), who will use the amounts to (i) redeem in full Wynn Las Vegas and Wynn Las Vegas Capital Corp.’s 5.500% Senior Notes due 2025 (the “2025 LV Notes”) and (ii) pay fees and expenses related to the redemption and (b) use the remainder of the net proceeds for general corporate purposes, which may include covering all or a portion of the $130 million forfeiture under the non-prosecution agreement described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 6, 2024.

The Issuers will make the offering pursuant to an exemption under the Securities Act of 1933, as amended (the “Securities Act”). The initial purchasers of the Notes will offer the Notes only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act or outside the United States to certain persons in reliance on Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act or under any state securities laws. Therefore, the Issuers may not offer or sell the Notes within the United States to, or for the account or benefit of, any United States person unless the offer or sale would qualify for a registration exemption from the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes described in this press release, nor shall there be any sale of the Notes in any state or jurisdiction in which such an offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Wynn Las Vegas intends to redeem all of the outstanding 2025 LV Notes on or after the closing of this offering. This press release does not constitute a notice of redemption or an offer to purchase or the solicitation of an offer to sell such notes.

Forward-Looking Statements

This release contains forward-looking statements, including those related to the offering of Notes and whether or not the Issuers will consummate the offering. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those we express in these forward-looking statements, including, but not limited to, reductions in discretionary consumer spending, adverse macroeconomic conditions and their impact on levels of disposable consumer income and wealth, changes in interest rates, inflation, a decline in general economic activity or recession in the U.S. and/or global economies, extensive regulation of our business, pending or future legal proceedings, ability to maintain gaming licenses and concessions, dependence on key employees, general global political conditions, adverse tourism trends, travel disruptions caused by events outside of our control, dependence on a limited number of resorts, competition in the casino/hotel and resort industries, uncertainties over the development and success of new gaming and resort properties, construction and regulatory risks associated with current and future projects (including Wynn Al Marjan Island), cybersecurity risk and our leverage and ability to meet our debt service obligations. Additional information concerning potential factors that could affect Wynn Resorts’ financial results is included in Wynn Resorts’ Annual Report on Form 10-K for the year ended December 31, 2023, as supplemented by Wynn Resorts’ other periodic reports filed with the Securities and Exchange Commission from time to time. Neither Wynn Resorts nor the Issuers are under any obligation to (and expressly disclaim any such obligation to) update or revise their forward-looking statements as a result of new information, future events or otherwise, except as required by law.

SOURCE:
Wynn Resorts, Limited

CONTACT:
Price Karr
702-770-7555
investorrelations@wynnresorts.com